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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 25, 2009, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of NorthStar Realty Finance Corp. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements (Forms S-8 No. 333-120025 and No. 143549) pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended, Registration Statement (Form S-8 No. 333-132891) pertaining to the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan, Registration Statement (Form S-3 No. 333-132890) pertaining to the NorthStar Realty Finance Corp. offering entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities, shares or units, as amended, Registration Statement (Form S-3 No. 142057) pertaining to the NorthStar Realty Finance Corp. Dividend Reinvestment and Stock Purchase Plan Program, and Registration Statements (Forms S-3 No. 146679 and No. 152545) pertaining to the NorthStar Realty Finance Corp. resale registration of common stock.

/s/ GRANT THORNTON LLP

New York, New York
February 25, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM